UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On December 1, 2005, pursuant to an Asset and Stock Purchase Agreement dated October 10, 2005 (the “Asset Purchase Agreement”) by and among Amphenol Corporation (“Amphenol” or the “Company”) and Teradyne, Inc., a Massachusetts corporation (“Teradyne”), Amphenol purchased substantially all of the assets and assumed certain of the liabilities of Teradyne’s backplane and connection systems business segment (“TCS” or “Connection Systems”), including the stock of certain of its operating subsidiaries for a total purchase price of approximately $384.7 million in cash. In addition, Amphenol incurred approximately $8.8 million of transaction related expenses.

Amphenol financed this transaction primarily with borrowings under its unsecured five-year revolving credit facility (the “Credit Agreement”), dated as of July 15, 2005, among Amphenol, certain subsidiaries of Amphenol, a syndicate of financial institutions and Bank of America, N.A. as the administrative agent. As disclosed in Amphenol’s Current Report on Form 8-K filed with the SEC on November 21, 2005, Amphenol exercised its option to increase its aggregate commitments under the Credit Agreement by an additional $250 million thereby increasing such revolving credit facility to $1 billion from $750 million. All other terms and conditions of the Credit Agreement remained unchanged.

A copy of the Asset Purchase Agreement is included as an exhibit to Amphenol’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 11, 2005.

Amphenol hereby amends Item 9 of its Current Report on Form 8-K filed with the SEC on December 6, 2005, to file the Financial Statements and Exhibits of Amphenol related to the acquisition of TCS, (as described in that Form 8-K) and to file the required historical and pro forma financial information.

Item 9.01 Financial Statements And Exhibits.

(a) Financial statements of business acquired.

Attached as Exhibit 99.1 are the Audited Combined Financial Statements of Connection Systems for the Fiscal Year Ended December 31, 2004. Attached as Exhibit 99.2 are the Unaudited Combined Condensed Financial Statements of Connection Systems for the Nine Months Ended October 2, 2005 and October 3, 2004.

(b) Pro forma financial information.

Attached as Exhibit 99.3 are the Unaudited Pro forma Combined Condensed Balance Sheet as of September 30, 2005 as well as the Pro forma Unaudited Combined Statements of Operations for the year ended December 31, 2004 and the nine months ended September 30, 2005. As required, this pro forma information gives effect to Amphenol’s acquisition of Connection Systems as if it had occurred at September 30, 2005 for the pro forma balance sheet and as of the beginning of each period presented for the pro forma statements of operations.

(c) Not Applicable

(d) Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP dated February 13, 2006

99.1	Audited Combined Financial Statements of Connection Systems for the Fiscal Year Ended December 31, 2004

99.2	Unaudited Combined Condensed Financial Statements of Connection Systems for the Nine Months Ended October 2, 2005 and October 3, 2004

99.3	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2006	AMPHENOL CORPORATION

		By:	/s/ Diana G. Reardon
			Name:	Diana G. Reardon
			Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP dated February 13, 2006

99.1	Audited Financial Statements of Connection Systems for the Fiscal Year ended December 31, 2004

	Report of Independent Registered Public Accounting Firm	F-1
	Combined Balance Sheet	F-2
	Combined Statement of Operations	F-3
	Combined Statement of Parent Company Investment and Comprehensive Income	F-4
	Combined Statement of Cash Flows	F-5
	Notes to Combined Financial Statements	F-6 to F-20

99.2	Unaudited Combined Condensed Financial Statements of Connection Systems for the Nine Months Ended October 2, 2005 and October 3, 2004
	Combined Condensed Balance Sheet	F-21
	Combined Condensed Statements of Operations	F-22
	Combined Condensed Statements of Cash Flows	F-23
	Notes to Combined Condensed Financial Statements	F-24 to F-28

99.3	Unaudited Pro Forma Financial Information
	Explanatory Note	F-29
	Pro Forma Combined Statement of Operations for the Fiscal Year Ended December 31, 2004	F-30
	Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2005	F-31
	Pro Forma Combined Balance Sheet as of September 30, 2005	F-32
	Notes to Unaudited Pro Forma Combined Financial Information	F-33 to F-35